Exhibit 99.1

EyePoint Reports Third Quarter 2025 Financial Results and Highlights Recent Corporate Developments

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Phase 3 LUGANO and LUCIA clinical trials for DURAVYU™ in wet AMD fully enrolled and on track for data readout beginning in mid-2026 –

– Announced initiation of pivotal Phase 3 DME program consisting of two identical non-inferiority trials, COMO and CAPRI; first patient dosing anticipated in Q1 2026 –

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Announced preclinical data demonstrating DURAVYU’s potential as a multi-target treatment inhibiting both VEGF-mediated vascular permeability and IL-6 mediated inflammation, key contributors to wet AMD and DME –

– $172.5 million oversubscribed equity financing fully funds DME pivotal program and extends cash runway into Q4 2027 –

WATERTOWN, Mass., November 5, 2025 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (Nasdaq: EYPT), a company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases, today announced financial results for the third quarter ended September 30, 2025, and highlighted recent corporate developments.

“We solidified our clinical leadership in sustained release therapy for retinal disease, with DURAVYU now in Phase 3 development in the two largest markets, wet AMD and DME,” said Jay S. Duker, M.D., President and Chief Executive Officer of EyePoint. “With topline data from our LUGANO trial expected in mid-2026 and LUCIA to closely follow, we believe we are well-positioned for DURAVYU to be first to file and first to market among all investigational sustained release programs in this indication, positioning DURAVYU at the forefront of innovation.”

Dr. Duker continued, “With the initiation of our pivotal Phase 3 program, DURAVYU is the only TKI in development for DME, which is a three-billion-dollar market and growing. Our recent data demonstrating DURAVYU’s multi-target MOA further underscores our confidence as we move forward in this indication. Based on these findings, along with our compelling Phase 2 VERONA data, we believe that DURAVYU is uniquely positioned to potentially address both VEGF-mediated vascular leakage and IL-6 mediated inflammatory drivers of DME as a sustained delivery therapy. We look forward to an eventful 2026 as our established regulatory pathway, exceptional execution, and strong cash position have us well positioned for key data readouts beginning mid-year.”

R&D Highlights and Updates

•
Completed enrollment of Phase 3 LUGANO and LUCIA clinical trials, with over 900 patients randomized, representing one of the fastest enrolling pivotal programs for wet AMD.
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LUGANO on-track for data read-out in mid-2026, with LUCIA to shortly follow. DURAVYU is expected to be the first to file an NDA and first to market among all current investigational sustained delivery programs.
•
Pivotal Phase 3 program for DURAVYU in diabetic macular edema (DME) underway with first patient dosing in both trials expected in Q1 2026.
•
FDA alignment from EOP2 meeting and DME program follows an established non-inferiority approval pathway consisting of two identical trials (“COMO” and “CAPRI”).
•
Each trial to enroll approximately 240 patients, including both previously treated and treatment naïve patients, randomly assigned to a DURAVYU 2.7mg arm or an on-label

2mg aflibercept control arm. Randomization occurs on Day 1 with DURAVYU 2.7mg redosing every six months.
•
The primary endpoint is the change from baseline in best corrected visual acuity (BCVA) to weeks 52 and 56, blended, compared to on-label 2mg aflibercept.
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Presented data at Eyecelerator at the American Academy of Ophthalmology (AAO) 2025 in October, demonstrating DURAVYU’s potential to be a multi-targeting treatment inhibiting IL-6 mediated inflammation and VEGF-mediated vascular permeability.
•
in vitro data shows a reduction in IL-6 activity of more than 50% associated with DURAVYU via inhibition of JAK-1 receptors, in addition to known blockage of VEGF receptors. IL-6 mediated inflammation and VEGF-mediated vascular permeability are both key contributors to wet AMD and DME.
•
Findings reinforce the early and sustained improvements observed through six months in the Phase 2 VERONA clinical trial and further underscore DURAVYU’s potential utility in DME.
•
Presented Phase 3 LUGANO and LUCIA trial designs at the 25th EURetina Innovation Summit and Congress in September, highlighting DURAVYU’s potential real-world application and de-risked trial design that positions DURAVYU for regulatory and commercial success.
•
Announced positive end-of-study results from the Phase 2 VERONA trial in DME at the American Society of Retina Specialists (ASRS) annual meeting in August, the 25th EURetina Innovation Summit and Congress in September, and the Retina Society Annual Meeting in September, highlighting extended durability, meaningful vision gains, and a favorable safety profile associated with a single dose of DURAVYU.
•
Presented Phase 2 DAVIO 2 and VERONA clinical trial results at the Women in Ophthalmology (WIO) Summer Symposium in August and at AAO in October supporting DURAVYU’s potentially best-in-class therapeutic profile as a sustained release TKI being developed for multiple indications.

Recent Corporate Highlights

•
Completed an underwritten public offering with gross proceeds of $172.5 million in October. The Company sold 11,000,000 shares of common stock and pre-funded warrants to acquire 1,500,000 shares of common stock, as well as the exercise in full by the underwriters of their option to purchase an additional 1,875,000 shares of common stock on October 29, 2025. The shares of common stock were sold at a public offering price of $12.00 per share.

Review of Results for the Third Quarter Ended September 30, 2025

For the third quarter ended September 30, 2025, total net revenue was $1.0 million compared to $10.5 million for the quarter ended September 30, 2024.

Net revenue from license and royalties for the third quarter ended September 30, 2025, totaled $0.4 million compared to $9.9 million in the corresponding period in 2024. The decrease was primarily driven by the recognition of remaining deferred revenue related to the Company’s 2023 agreement for the license of YUTIQ® product rights.

Operating expenses for the third quarter ended September 30, 2025, totaled $63.0 million versus $43.3 million in the prior year period. This increase was primarily driven by an increase in clinical trial costs related to ongoing DURAVYU Phase 3 clinical trials (LUGANO and LUCIA) for wet AMD. Net non-operating income totaled $2.3 million and net loss was $59.7 million, or ($0.85) per share, compared to a net loss of $29.4 million, or ($0.54) per share, for the corresponding period in 2024.

Cash, cash equivalents, and marketable securities as of September 30, 2025, totaled $204 million compared to $371 million as of December 31, 2024. In October 2025, EyePoint raised an additional $162 million in net proceeds from the previously announced underwritten public offering.

Financial Outlook

EyePoint expects its cash, cash equivalents, and marketable securities as of September 30, 2025, along with the net proceeds from the October equity financing, will enable the Company to fund operations into the fourth quarter of 2027.

Conference Call Information

EyePoint management will host a conference call today at 8:30 a.m. ET to discuss the results for the third quarter ended September 30, 2025, and recent corporate developments. To access the live conference call, please register using the audio conference link: https://edge.media-server.com/mmc/p/fgkir3sg. A live audio webcast of the event can be accessed via the Investors section of the Company website at www.eyepointpharma.com. A webcast replay will also be available on the corporate website at the conclusion of the call.

About EyePoint

EyePoint Pharmaceuticals, Inc. (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases. The Company’s lead product candidate, DURAVYU™, is an innovative investigational sustained delivery treatment for serious retinal diseases combining vorolanib, a selective and patent-protected tyrosine kinase inhibitor (TKI), in next-generation bioerodible Durasert E™ technology. Supported by robust safety and efficacy data across multiple clinical trials and indications, DURAVYU is currently being evaluated in two Phase 3 pivotal trials for wet age-related macular degeneration (wet AMD) with topline data for the LUGANO trial anticipated in mid-2026 with LUCIA to closely follow. First patient dosing in the pivotal Phase 3 clinical trials in diabetic macular edema (DME) is expected in the first quarter of 2026.

The Company is committed to partnering with the retina community to improve patient lives while creating long-term value, with four approved drugs over three decades and tens of thousands of eyes treated with EyePoint innovation.

EyePoint is headquartered in Watertown, Massachusetts, with a commercial manufacturing facility in Northbridge, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

DURAVYU™ has been conditionally accepted by the FDA as the proprietary name for EYP-1901. DURAVYU is an investigational product; it has not been approved by the FDA. FDA approval and the timeline for potential approval is uncertain.

Forward Looking Statements

EYEPOINT SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of

1995. Such statements include, but are not limited to, statements regarding our expectations regarding our clinical development and regulatory plans; our belief that DURAVYU™ is well-positioned to be the first-to-market among all investigational sustained release treatments for wet AMD; our belief that DURAVYU is the only TKI in development for DME; our belief that believe that DURAVYU is uniquely positioned to potentially address both VEGF-mediated vascular leakage and IL-6 mediated inflammatory drivers of DME as a sustained delivery therapy; our belief that DURAVYU’s potential real-world application in multiple retinal disease indications and established trial designs position DURAVYU for clinical and commercial success; our expectations regarding timing for the completion of clinical trial enrollment and the timing of the availability and release of clinical data; our expected cash runway; our belief that DURAVYU has the potential to maintain a majority of patients with active disease with no supplemental anti-VEGF therapy for six months or longer; and our expectations regarding the timing and clinical development of our other product candidates, including EYP-2301; and other statements regarding the Company’s future plans, objectives, strategies and beliefs, as identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” or other words of similar meaning or the use of future dates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, these risks and uncertainties include the timing, progress and results of the Company’s clinical development activities, including DURAVYU; uncertainties and delays relating to communications with the U.S. Food and Drug Administration and the ability to obtain regulatory approval from FDA for the commercialization of DURAVYU; unanticipated costs and expenses; the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the risk that results of clinical trials may not be predictive of future results, and interim and preliminary data are subject to further analysis and may change as more data becomes available; unexpected safety or efficacy data observed during clinical trials; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways for approval of the Company’s product candidates; changes in the regulatory environment; disruptions at the FDA, including due to a reduction in the FDA’s workforce and/or inadequate funding for the FDA; the impact of the government shutdown on our business operations; changes in U.S. and international trade policies; changes in expected or existing competition; the success of current and future license agreements; our dependence on contract research organizations, and other outside vendors and service providers; product liability; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; delays, interruptions or failures in the manufacture and supply of our product candidates; the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; uncertainties regarding the timing and results of the August 2022 subpoena from the U.S. Attorney’s Office for the District of Massachusetts; uncertainties regarding the FDA warning letter pertaining to the Company’s Watertown, MA manufacturing facility; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. A more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, in our other filings with the Securities and Exchange Commission (SEC) and in our future reports to be filed with the SEC, which are available at www.sec.gov. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:

Tanner Kaufman / Jenni Lu
FTI Consulting

Direct: 203-722-8743 / 667-321-6018
tanner.kaufman@fticonsulting.com / jenni.lu@fticonsulting.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$74,577	$99,704
Marketable securities	129,445	271,209
Accounts and other receivables, net	1,045	607
Prepaid expenses and other current assets	8,929	9,481
Inventory	2,110	2,305
Total current assets	216,106	383,306
Operating lease right-of-use assets	20,660	21,000
Other assets	14,929	14,159
Total assets	$251,695	$418,465
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$28,019	$29,824
Deferred revenue	—	17,784
Other current liabilities	2,075	1,440
Total current liabilities	30,094	49,048
Deferred revenue - noncurrent	—	10,853
Operating lease liabilities - noncurrent	21,301	21,858
Other noncurrent liabilities	118	205
Total liabilities	51,513	81,964
Stockholders' equity:
Capital	1,236,632	1,208,489
Accumulated deficit	(1,037,369)	(873,016)
Accumulated other comprehensive income	919	1,028
Total stockholders' equity	200,182	336,501
Total liabilities and stockholders' equity	$251,695	$418,465

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Product sales, net	$582	$664	$1,297	$2,390
License and collaboration agreements	150	9,561	16,531	27,906
Royalty income	234	299	12,923	1,389
Total revenues	966	10,524	30,751	31,685
Operating expenses:
Cost of sales	721	736	1,691	2,896
Research and development	47,754	29,542	161,825	89,554
Sales and marketing	26	24	96	80
General and administrative	14,490	12,970	40,228	39,770
Total operating expenses	62,991	43,272	203,840	132,300
Loss from operations	(62,025)	(32,748)	(173,089)	(100,615)
Other income (expense):
Interest and other income, net	2,293	3,387	8,829	11,144
Total other income, net	2,293	3,387	8,829	11,144
Net loss before provision for income taxes	$(59,732)	$(29,361)	$(164,260)	$(89,471)
Provision for income taxes	—	—	(93)	—
Net loss	$(59,732)	$(29,361)	$(164,353)	$(89,471)
Net loss per common share - basic and diluted	$(0.85)	$(0.54)	$(2.35)	$(1.67)
Weighted average common shares outstanding - basic and diluted	70,168	54,449	69,955	53,526